EXHIBIT 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER AND SECRETARY
PURSUANT TO
SECURITIES EXCHANGE ACT RULES 13A-14(A) AND 15D-14(A)

I, Thomas E. Gay III, certify that:

1.	I have reviewed this annual report on Form 10-K of Sigma Designs, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 29, 2009

/s/ Thomas E. Gay III
Thomas E. Gay III
Chief Financial Officer and Secretary